Exhibit 15.1

Our ref	RDS\634532\4482556v1
Direct tel	+852 2971 3046
Email	Richard.spooner@maplesandcalder.com
Country Style Cooking Restaurant Chain Co., Ltd.
18-1 Guojishangwu Center
178 Zhonghua Road
Yuzhong District, Chongqing
People’s Republic of China
20 April 2011
Dear Sirs
Country Style Cooking Restaurant Chain Co., Ltd. (the “Company”)
We consent to the reference to our firm under the heading “Taxation” in the Company’s Annual Report on Form 20-F for the year ended 31 December 2010, which will be filed with the Securities and Exchange Commission in the month of April 2011.
Yours faithfully,
Maples and Calder
Maples and Calder
53rd Floor    The Center    99 Queen’s Road Central    Hong Kong
Tel +852 2522 9333    Fax +852 2537 2955    www.maplesandcalder.com
Resident Hong Kong Partners: Christine Chang (England and Wales), Spencer Privett (England and Wales)
Anne Walker (England and Wales), Anthony Webster (England and Wales), Greg Knowles (England and Wales)
Harriet Unger (England and Wales), Barry Mitchell (British Virgin Islands), Matthew Stocker (Cayman Islands)
Cayman Islands and British Virgin Islands Attorneys at Law | Offices: British Virgin Islands, Cayman Islands, Dubai, Dublin, Hong Kong, London